Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the "Agreement") is made effective as of the 5th day of June 2019, by and among POWER UP LENDING GROUP LTD., a Virginia corporation having a principal place of business at 111 Great Neck Road, Suite 216, Great Neck, New York 11021 (the "Assignor"); JEB PARTNERS L.P., a Delaware limited partnership having offices at 3 West Hill Place, Boston, MA 02114 (the "Investor"); and OZOP SURGICAL CORP., a Nevada corporation, having a principal place of business at 319 Clematis Street, Suite 714, West Palm Beach FL 33401 (the "Company").(the Company, the Assignor and the Investor are sometimes referred to in this Agreement singly as a "Party" or collectively as the "Parties".)

RECITALS

WHEREAS, the Company desires to fulfill certain debt obligation owed to the Assignor pursuant to a Convertible Promissory Note in favor of Assignor dated October 19, 2018, in the principal amount of $78,000.00 (the “Note”) (as attached hereto as Exhibit A)(the principal, interest and prepayment balances of the Note shall be referred to as the “Assigned Debt” ($51,040.00 (principal) + $5,545.70 (accrued interest) + $20,414.30 (prepayment balance) = $77,000.00 (total balance)); and

WHEREAS, the Assignor desires to assign all of its rights, title and interests in, to and under the Note with respect to the Assigned Debt to the Investor; and

WHEREAS, to effectuate this understanding, the Parties agree to enter this Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1. Assignment of Assigned Debt. Subject to receipt by the Assignor of the Purchase Price on or prior to the Deadline, the Assignor hereby assigns, sells and transfers all of its rights, title and interests in, to and under the Assigned Debt represented within the Note to the Investor from the inception of the obligation, together with unpaid accrued interest and default amount (the "Assignment"). If the Purchase Price is not received by the Assignor prior to the Deadline, this Agreement shall be terminated ab initio.

1.1 The Company hereby acknowledges and approves the Assignment.

1.2 As consideration for the Assignment, contemporaneously with the consummation of this Agreement, the Investor will pay the Assignor cash in the amount of Seventy Seven Thousand Dollars and 00/100 ($77,000.00)(“Purchase Price”) which shall be received by the Assignor prior to 4pm (EST) Friday, June 7, 2019 (the “Deadline”) by way of wire transfer to:

Bank Name:	Signature Bank
Bank Address:	26 Court Street, Brooklyn, NY
Routing Number:	026013576
Beneficiary Account Number:	1502460028
Beneficiary:	PowerUp Lending Group, Ltd.
Mailing Address:	111 Great Neck Road, Suite 216, Great Neck, NY 11021

1.3 The Company confirms that the Assignor had provided advances (cash) to the Company represented by the Note and constituting the Assigned Debt. Furthermore, the Company agrees, acknowledges, consents and stipulates, that: (i) full consideration has been rendered for said Assigned Debt with respect to the Note by October 22, 2018 (as attached hereto on Exhibit B), and hereby waives any and all objections thereto; and (ii) the balance of the Note is as set forth in the recitals herein.

1.4 The Company confirms that 46,685,486 shares of the Company's common stock have been reserved for the Assignor's benefit with respect to the Note ("Reserved Shares"). The Assignor, upon receipt of the Purchase Price, shall instruct the Company to release the Reserved Shares and the Company shall concurrently instruct its Transfer Agent to reserve the Reserved Shares for the benefit of the Assignee.

2. Renewal. The Company hereby renews and affirms the Note as a legally binding obligation of the Company, regardless of any termination date or statute of limitation, and hereby extends the Assigned Debt until the satisfaction of the obligations pursuant to the Note.

3. Jurisdiction and Venue. The Parties agree that this Agreement shall be construed solely in accordance with the laws of the State of New York, notwithstanding its choice or conflict of law principles, and any proceedings arising among the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, shall be brought only in the state courts of New York or in the federal courts located in the state of New York and county of Nassau.

4. Representation and Warranties.

4.1. Company. The Company hereby represents and warrants the following: (a) as of the date hereof, the balance of the Note as set forth in the recitals of this Agreement is true and correct; (b) the Assignor or any affiliate of Assignor (collectively, jointly and severally, “Assignor’s Affiliate”) is not now, and has not been during the preceding three months, an officer, director, or more than 4.99% shareholder of the Company or in any other way an “affiliate” of the Company as that term is defined in Rule 144(a)(1) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (c) the Company has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out the Company’s obligations hereunder; (d) this Agreement constitutes the legal, valid and binding obligation of the Company; (e) neither the execution of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Company is bound, or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Company; (f) the Company will not receive any portion of the Purchase Price from the Assignor; and (g) and the Investor or any affiliate of Investor (collectively, jointly and severally, “Investor’s Affiliate”) is not now, and has not been during the preceding three months, an officer, director, or more than 4.99% shareholder of the Company or in any other way an “affiliate” of the Company as that term is defined in Rule 144(a)(1) as promulgated under the Securities Act.

4.2 Assignor. The Assignor hereby represents and warrants the following: (a) as of the date hereof, the principal balance of the Note as set forth in the recitals of this Agreement is true and correct; (b) the Assignor owns the Note free and clear of all any and all liens, claims, encumbrances, preemptive rights and adverse interests of any kind; (c) the Assignor or any affiliate of Assignor (collectively, jointly and severally, “Assignor’s Affiliate”) is not now, and has not been during the preceding three months, an officer, director, or more than 4.99% shareholder of the Company or in any other way an “affiliate” of the Company as that term is defined in Rule 144(a)(1) as promulgated under the Securities Act; (d) the Assignor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out the Assignor’s obligations hereunder; and no consent, approval or agreement of any individual or entity is required to be obtained by the Assignor in connection with the execution and performance by the Assignor of this Agreement or the execution and performance by the Assignor of any agreements, instruments or other obligations entered into in connection with this Agreement; (e) this Agreement constitutes the legal, valid and binding obligation of the Assignor; (f) neither the execution of this Agreement by the Assignor nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Assignor is bound, or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Assignor; and (g)   the Assignor acquired the Assigned Debt for its own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

4.3 Investor.  The Investor hereby represents and warrants the following:  (a) the Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out the Investor’s obligations hereunder; and no consent, approval or agreement of any individual or entity is required to be obtained by the Investor in connection with the performance by the Investor of any agreements, instruments or other obligations entered into in connection with this Agreement; (b) this Agreement constitutes the legal, valid and binding obligation of the Investor; (c) neither the execution of this Agreement by the Investor nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Investor is bound, or of any decree, judgment, order, law or regulation now in effect of any court or other government body applicable to the Investor; (d) the Investor is sophisticated in financial matters, qualifies as an “accredited investor” within the meaning of Regulation D of the Securities Act, and has had access to such information as it has desired with respect to the Company, and has made such independent investigation of the Company as the Investor deems necessary or advisable in connection with the assignment hereunder, and the Investor is able to bear the economic and financial risk (including the risk that the Investor could lose the entire value of the Assigned Debt); (e)  the Investor is acquiring the Assigned Debt for its own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof; and (f)  the Investor acknowledges that the Assigned Debt has not been registered under the Securities Act or the securities laws of any other jurisdiction and therefore no sale, transfer or other disposition of the Assigned Debt is permitted unless such transfer is registered under the Securities Act or other applicable securities laws, or an exemption from such registration is available.

5. Miscellaneous.

5.1 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature. All executed counterparts shall constitute one agreement not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.

5.2 Modification. This Agreement may only be modified in a writing signed by all Parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Investor:	Assignor:
JEB PARTNERS L.P.	POWER UP LENDING GROUP LTD.

BY: _________________________	BY: _________________________
Name: Jeb Besser	Name: Curt Kramer
Title:	Title: Chief Executive Officer

Company:
OZOP SURGICAL CORP.

BY: _________________________
Name: Barry Hollander
Title: Chief Financial Officer

Exhibit A

Note

Exhibit B

Proof of Funding of Note